UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                             Date of Report: 1/11/96


                        THE CANTON INDUSTRIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

         I-9418                                      87-0509512
  (Commission File Number)              (IRS Employer Identification Number)


                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 575-8073
              (Registrant's telephone number, including area code)




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Item  2.  Acquisition or Disposition of Assets

The Canton Industrial Corporation, a Nevada Corporation herein referred to as "Canton", in continuing its policy of acquiring real estate properties, purchased a parcel of land on December 27, 1995. The land was purchased by Oasis International Hotel & Casino, Inc., a Nevada corporation, jointly with Oasis International Corporation, a Nevada corporation, both wholly owned subsidiaries of Canton from Solar Logos Foundation. The land consists of over 1,100 acres of mostly vacant land located in Elko County, Nevada, and is approximately 150 miles west of Salt Lake City, Utah. The purchase also includes all improvements to the property which consist of a service station, small retail and food service operations, and a mobile home park. It also purchased the water rights of over sixteen hundred acre feet of water per year. The Companies intend future development of the property.

The transaction was structured whereby Oasis International Hotel & Casino, Inc. holds fee title on approximately 51 acres of land on which the retail operations are located. Consideration for this part of the transaction was Five Hundred and Sixty Thousand Dollars ($560,000), financed by a $300,000 Promissory Note payable to a non-related individual, with payments of interest only at eighteen percent per annum and a maturity of two years; 500,000 shares of restricted common stock in Canton issued to the Promissory Note holder; and interest free loans from other Canton subsidiaries.

Oasis International Corporation owns the balance of the property, which is subject to an underlying Trust Deed of $900,000 provided by the seller. Under the terms and conditions of the trust deed, for the first three years, an interest only payment is due quarterly with an interest rate of seven percent per annum. After the third year, the principal reductions are required and are based on the entire amount being paid off by the tenth anniversary of the date of purchase. There are no pre-payment penalties, and the contract provides for the payoff and reconveyance of specific tracts of land within the parcels covered by the deed as Canton's development plans proceed.

Canton has formed another subsidiary, Oasis Services Management Corporation, which is responsible for retail activities at this location. It has on-site employees and managers. Canton is presently attempting to locate a suitable operator to lease the retail operations.


Item 7.  Financial Statements and Exhibits

The purchase of the property will increase the Company's assets by approximately $1,800,000, liabilities by approximately $1,500,000, and stockholders' equity by approximately $300,000 and will have no significant effect on the net income.

Exhibits required to be attached by Item 601 of Regulation S-K are listed in the Index to Exhibits beginning on page 5 of this Form 8-K, which is hereby incorporated by this reference.

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                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 1996

                                       The Canton Industrial Corporation

                                       By: /s/ Steven A. Christensen, President





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                                INDEX TO EXHIBITS

EXHIBIT        PAGE   DESCRIPTION
NO.            NO.

                                       MATERIAL CONTRACTS

10(i)(a)       6      Real Estate Sales Contract dated December 14, 1995 between the Solar Logos Foundation and Oasis International Hotel &
                      Casino, Inc. jointly with Oasis International Corporation.

10(i)(b)       20     Agreement relating to water rights dated December 14, 1995 between  Solar Logas  Foundation  and Oasis  International
                      Hotel  & Casino  and  Oasis  International  Corporation.

10(i)(c)       31     Promissory Note dated December 27, 1995 between Oasis
                      International Corporation and Solar Logos Foundation.

10(i)(d)       33     Trust Deed Note dated December 27, 1995 between Oasis
                      International Hotel & Casino, Inc. and Howard Bernstein.